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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                                  MAY 2, 1995
                Date of Report (Date of earliest event reported)

                           DELL COMPUTER CORPORATION
             (Exact name of Registrant as specified in its charter)

                                    DELAWARE
                (State or other jurisdiction of incorporation)

       0-17017                                           74-2487834
(Commission File No.)                       (IRS Employer Identification Number)

                          2112 KRAMER LANE, BUILDING 1
                            AUSTIN, TEXAS 78758-4012
                                 (512) 338-4400
                    (Address of Principal Executive Offices)

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

  Certain Legal Proceedings

     As of May 15, 1995, the Company has been named as a defendant in 27 repetitive stress injury lawsuits, most of which are in New York state courts or United States District Courts for the New York City area. Several are in state courts in New Jersey. One is in the Federal District Court for the Eastern District of Pennsylvania, and one is in Federal District Court in Kansas. The allegations in all of these lawsuits are similar. Each plaintiff alleges that he or she suffers from symptoms generally known as "repetitive stress injury," which allegedly were caused by the design or manufacture of the keyboard supplied with the computer the plaintiff used. The Company has denied or is in the process of denying the claims and intends to vigorously defend the suits. The suits naming the Company are just a few of many lawsuits of this type that have been filed, often naming Apple, Atex, Compaq, IBM, Keytronic and other major suppliers of keyboard products. The Company currently is not able to predict the outcome of these suits. It is possible that the Company may be named in additional suits. Ultimate resolution of the litigation against the Company may depend on progress in resolving this type of litigation overall. However, the Company does not believe that the outcome of these matters will have a material adverse effect on the Company's financial condition or results of operations.

     In March 1995, the Company was named along with twelve other personal computer and/or computer monitor manufacturers in a complaint filed by the District Attorney for Merced County, California. The complaint alleges that each of the defendants has engaged in false and/or misleading advertising with regard to the size of computer monitor screens and seeks unspecified damages and injunctive relief. In May 1995, several other district attorneys in other California counties joined this lawsuit as co-plaintiffs. The Company is vigorously contesting the allegations of the complaint and does not believe that the litigation of the complaint or its outcome will have a material adverse effect on the Company's financial condition or results of operations.

     As of May 2, 1995, the Company was named, along with two other personal computer manufacturers and one computer monitor vendor, in a class action complaint filed in the California Superior Court for Marin County. The complaint alleges that each of the defendants has engaged in false and/or misleading advertising with regard to the size of computer monitor screens. The plaintiffs seek restitution in the form of refunds or product exchange, damages, punitive damages and attorneys' fees. The Company plans to vigorously contest the allegations of the complaint. This litigation is currently at a preliminary stage and no discovery has occurred to date. As such, it is too early for the Company to adequately evaluate the likelihood of the plaintiffs prevailing in their claims. There can be no assurance that an adverse determination in this litigation would not have a material adverse effect on the Company's financial condition or results of operations.

     For additional information about a Federal Trade Commission inquiry and a State of California Attorney General investigation into the Company's advertising and marketing claims regarding monitor screen sizes, see Item 3 of the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 1995.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            DELL COMPUTER CORPORATION

                                            By:    /s/  THOMAS B. GREEN
                                                       Thomas B. Green
                                                General Counsel and Secretary

Date: June 1, 1995

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